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                                   EXHIBIT 10.17.1


Medford, Oregon  97501                                           August 31, 1996


Lithia Motors, Inc, severally promises to pay to the order of Sydney B. DeBoer, 234 Vista Street, Ashland, OR 97520, $500,000.00 Dollars

Interest rate is to be 1/2 over U.S. National Bank Prime rate, adjusted as of the first of each month, but no more than 12% per annum from dated of note, until paid. Note is payable in 10 equal annual installments. The first payment to be due on the 10th day of the onth following 1 years notice and demand by note holder, and a like payment the same date of each year thereafter, until the whole sum, principal and interest has been paid; if any of said installments is not so paid, all principal and interest to become immediately due and collectible at the option of the holder of the note.

If this note is placed in the hands of an attorney for collection, Lithia Motors promises and agrees to pay holder's reasonable attorney's fees and collection costs, even though no suit or action is filed hereon; however, if a suit or an action is filed, the amount of such attorney's fees shall be fixed by court, or courts in which the suit is filed, including any appeal therein, is tried, heard or decided.



                                                LITHIA MOTORS, INC.
                                        -------------------------------------

                                       By:  /s/  Sidney B. DeBoer
                                        -------------------------------------
                                                 Sidney B. DeBoer, President